UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Definitive Proxy Statement

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Soliciting Material Pursuant to Section 240.14a-12

ALDEL FINANCIAL INC.

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PROXY STATEMENT FOR SPECIAL MEETING OF
ALDEL FINANCIAL INC.
Aldel Financial Inc.
105 S. Maple Street
Itasca, Illinois 60143
To the Stockholders of Aldel Financial Inc.:
You recently received proxy materials for the Aldel Financial Inc. special meeting of stockholders to be held on Wednesday, December 1, 2021. This attached supplement to the proxy statement contains additional information that supplements the proxy statement. We urge you to read this supplement, together with the proxy statement previously sent to you regarding the proposed business combination, carefully and in its entirety.
Aldel is asking stockholders to approve the business combination with The Hagerty Group, LLC and the related proposals. The Aldel Board of Directors recommends you vote “For” all proposals. You can find more information on the special meeting in Aldel’s proxy statement at: https://www.cstproxy.com/aldelfinancial/2021.
IT IS EXTREMELY IMPORTANT THAT STOCKHOLDERS VOTE
ON THE BUSINESS COMBINATION AND ALL RELATED PROPOSALS
Each share of Aldel Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of Aldel Common Stock at the Special Meeting:
1.   You Can Vote By Signing and Returning the Proxy Card that You Received with the Proxy Statement.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, the NYSE Proposal, the Directors Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the special meeting will not be counted.
2.   You Can Attend the Special Meeting and Vote Through the Internet.   You will be able to attend the special meeting online and vote during the meeting by visiting: https://www.cstproxy.com/aldelfinancial/2021 and entering the control number included on your proxy card or on the instructions that accompanied your proxy materials, as applicable.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote online and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way Aldel can be sure that the broker, bank or nominee has not already voted your shares.
YOUR PARTICIPATION IS EXTREMELY IMPORTANT — PLEASE VOTE TODAY
If you have any questions relating to the special meeting, voting your shares, or need to request additional proxy materials, you may call our proxy solicitor Alliance Advisors at 855-928-4486 or by email to adf@allianceadvisors.com.

We appreciate your support.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT
YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON’T RECEIVE INSTRUCTIONS FROM YOU. PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.
IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET AND DO NOT WISH TO CHANGE YOUR VOTE, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

SUPPLEMENT NO. 1
DATED NOVEMBER 22, 2021
to
PROXY STATEMENT
DATED NOVEMBER 10, 2021
Aldel Financial Inc.
105 S. Maple Street
Itasca, Illinois 60143
All capitalized terms used in this Supplement No. 1 and not otherwise defined herein shall have the respective meanings given to such terms in the Proxy Statement dated November 10, 2021.
The below information is provided as a supplement to the information provided in the section titled “The Business Combination — Background of the Business Combination” in the Proxy Statement dated November 10, 2021.
Background of the Business Combination
Insurance Companies with Similar or Greater Expected Growth Rates.   The insurance companies with similar or greater expected growth rates to Hagerty that traded at similar or higher valuations than the $3 billion valuation of Hagerty set forth in the June 2, 2021 letter of intent include: Goosehead Insurance, Inc., BRP Group, Inc., Kinsale Capital Group, Inc. and Palomar Holdings, Inc.
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Background of the Business Combination
Opinion of Aldel’s Financial Advisor
Update to Valuation Analyses
ThinkEquity revised the Market Multiples Analysis of Insurance Companies — peer group, smaller, faster-growing companies in the insurance space included in its valuation analysis to update the enterprise value of Goosehead Insurance, Inc. and BRP Group, Inc. to include value for the non-controlling interests of each such company, which were initially omitted from the calculations for such companies. The revised valuation analysis does not change the conclusion included in the fairness opinion that the consideration to be paid by Aldel in connection with the Business Combination is fair, from a financial point of view. ThinkEquity also updated its Discounted Cash Flow Analysis as set forth below.
UPDATE 1:   The valuation analysis included in the Proxy Statement dated November 10, 2021 under the caption “Proposal 1 — The Business Combination Proposal — Valuation Analyses — Market Multiples Analysis of Insurance Companies — peer group, smaller, faster-growing companies in the insurance space” is deleted and replaced with the information set forth below.
Market Multiples Analysis of Insurance Companies — peer group, smaller, faster-growing companies in the insurance space. To estimate an enterprise value for Hagerty, ThinkEquity calculated the following with respect to each of the five peer group companies, listed below:
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Enterprise value as multiples of:

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Last twelve months (“LTM”) and estimated calendar year 2021 (“CY±1”) and calendar year 2022 (“CY+2”) sales

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LTM, CY+1, and CY+2 earnings before interest, taxes, depreciation, and amortization (“EBITDA”)

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LTM earnings before interest and taxes (“EBIT”)

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Stock price as multiples of estimated CY+1 and CY+2 to earnings per share (“EPS”)

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Projected EPS growth

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Ratio of stock price to earnings (“PE”) divided by rate of earnings growth (“PEG Ratio”)

Peer group companies, smaller, faster-growing companies in the insurance space:
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Root, Inc.

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Kinsale Capital Group, Inc.

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Palomar Holdings, Inc.

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Goosehead Insurance, Inc.

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BRP Group, Inc.

This analysis indicated the following implied high, average, median and low multiples for the selected companies:
	Enterprise Value (“EV”) as a Multiple of:							Price as a Multiple of:		Projected EPS	PEG Ratio
	Sales			EBITDA			EBIT	CY+1 EPS	CY+2 EPS
	LTM	CY+1	CY+2	LTM	CY+1	CY+2	LTM			Growth
High	36.63x	30.31x	22.04x	214.9x	142.7x	82.2x	257.8x	169.1x	96.4x	59.2%	1.9x
Average	13.57	11.11	8.16	117.2	86.6	51.5	132.1	68.6	44.9	38.3%	1.0
Median	9.51	6.53	5.44	113.3	86.6	51.5	121.4	36.8	29.8	44.2%	0.5
Low	3.85	3.93	2.48	27.5	30.5	20.7	27.8	31.8	23.5	0.0%	0.4

None of the selected companies have characteristics identical to Hagerty. An analysis of selected publicly traded companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed. The closest direct comparable selected would be Goosehead, with a more mature business model and trades at EV/ CY+2 EBITDA multiple of 82x. The other comparable selected was BRP which trades at EV/ CY+2 EBITDA multiple of 20.7x. A 15% valuation discount applied to the median of the two selected comps of 51.5x, or a 43.8x EV/CY+2 EBITDA, would better reflect the risks in the Hagerty business model. Based on the 2022 forecast, EBITDA of $85 million translates to an EV of $3.72 billion and an equity value of $3.82 billion.
UPDATE 2:   The discounted cash flow analysis included in the Proxy Statement dated November 10, 2021 under the caption “Proposal 1 — The Business Combination Proposal — Valuation Analyses — Discounted Cash Flow Analysis” is deleted and replaced with the information set forth below.
Discounted Cash Flow Analysis   ThinkEquity performed a discounted cash flow analysis of Hagerty using company projections and ThinkEquity estimates. ThinkEquity calculated the present value (as of July 20, 2021) of the unlevered, free cash flows Hagerty will generate from January 1, 2021 through December 31, 2025 (as forecasted by Hagerty), using a 9% weighted average cost capital (which represents a reasonable and customary discount rate based upon ThinkEquity’s experience and professional judgment), a compounded annual growth rate of revenue of 27%, approximate net debt of ($100) million, and a terminal value of $3.86 billion, calculated as twelve times estimated 2025 EBITDA of $322 million. These assumptions yield an approximate Enterprise Value of $3.166 billion and an approximate Equity Value of $3.266 billion.
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Annex E to the Proxy Statement dated November 10, 2021 is revised to update the information relating to publicly traded comparables that are the smaller, faster-growing companies in the insurance space by :
(i)   deleting the first paragraph under the caption Comparable Public Company Valuation and inserting the following:
The publicly traded comparables are the smaller, faster-growing companies in the insurance space. This includes Goosehead, Kinsale, Palomar, and BRP. The closest direct comp would be Goosehead, with a more mature business model and trades at EV/ CY+2 EBITDA multiple of 82x. The other comp selected was BRP, which trades at EV/ CY+2 EBITDA multiple of 20.7x. A 15% valuation discount applied to the median of the two selected comps of 51.5x, or a 43.8x EV/CY+2 EBITDA would better reflect the risks in the Hagerty business model. Based on the 2022, forecast EBITDA of $85 million translates to an EV of $3.72 billion and an equity value of $3.82 billion.
and, (ii) deleting the table under the caption Market Multiples Analysis of High-Growth Peer Companies and replacing it with the following table:
(Amounts listed in USD. Numbers in millions, except per share data)
				Enterprise Value as a Multiple of:							Price as a Multiple of		Projected EPS
	Stock Price(1)	Market Value of Equity	Enterprise Value(2)	Sales			EBITDA			EBIT	CY+1 EPS	CY+2 EPS		PEG Ratio
Company				LTM	CY+1	CY+2	LTM	CY+1	CY+2	LTM			Growth
Root, Inc.	8.15	2,023.9	1,122.6	3.85x	3.93x	2.48x	NM	NM	NM	NM	NM	NM	37.2%	NM
Kinsale Capital, Group, Inc.	168.39	3,841.3	3,751.4	7.24	6.53	5.44	27.5	NM	NM	27.8	39.2	33.9	0/0%	NM
Palomar Holdings, Inc.	75.43	1,930.2	1,906.7	10.61	8.51	6.29	167.1	NM	NM	170.7	31.8	25.7	59.2%	0.4
Goosehead Insurance, Inc.(3)	122.50	4,503.4	4,557.8	36.63	30.31	22.04	214.9	142.7	82.2	257.8	169.1	96.4	51.0%	1.9
BRP Group, Inc.(4)	26.15	2,519.6	3,230.3	9.51	6.27	4.50	59.5	30.5	20.7	72.2	34.5	23.5	44.2%	0.5

(1)
Financial data provided by S&P Capital IQ, Google Finance, Company Reports and ThinkEquity estimates as of 7/20/2021.

(2)
Calculated as Market Value of Equity plus total debt, non-controlling interest and preferred stock, less cash and equivalents.

(3)
As of April 29, 2021, there were 18,448,694 shares of Class A common stock outstanding and 18,313,389 shares of Class B common stock outstanding. Diluted EPS computed with weighted-average shares of Class A common stock as reported in company 10-Q for period ended 3/31/21.

(4)
As of May 6, 2021, there were 46,592,268 shares of Class A common stock outstanding and 49,579,871 shares of Class B common stock outstanding. Diluted EPS computed with weighted-average shares of Class A common stock as reported in company 10-Q for period ended 3/31/21.

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If you have already submitted your proxy card and do not wish to change your vote, there is no need to submit another proxy card in response to this supplement to the proxy statement.
If you have questions about this supplement or if you need additional copies of the proxy statement or the proxy card, you should contact Aldel’s proxy solicitor at:
Alliance Advisors
200 Broadacres Drive, 3rd Fl.
Bloomfield, NJ 07003
P: 855-928-4486
F: 973-338-1430
adf@allianceadvisors.com
www.allianceadvisors.com